UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On January 26, 2005, the Board of Directors of Pacific Sunwear of California, Inc. approved an amendment to Article II, Section 6 of the Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc. The last sentence of Article II, Section 6 of the Company’s bylaws previously read:

“If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CGCL or the Articles of Incorporation.”

      Effective as of January 26, 2005, the last sentence of Section 6 of Article II of the Company’s bylaws was amended to read as follows:

“If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and voting on the matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CGCL or the Articles of Incorporation.”

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     3.1 Amendment and Restatement of Article II, Section 6 of Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2005	Pacific Sunwear of California, Inc.

/s/ GREG WEAVER

Greg Weaver Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment and Restatement of Article II, Section 6 of Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc.